Exhibit 10.12
NUCRYST PHARMACEUTICALS CORP.
RESTRICTED STOCK UNIT AWARD AGREEMENT
GRANT of Restricted Stock Units made effective as of ######## (the “Grant Date”)

TO:	## (the “Participant”)

BY:	NUCRYST Pharmaceuticals Corp. (the “Company”)
     WHEREAS, on December 21, 2005, the Board of Directors of the Company (the “Board”) approved and adopted the Company’s 1998 Equity Incentive Plan (as amended) (the “Plan”) and the Plan was subsequently approved by the Toronto Stock Exchange; and
     WHEREAS, by resolution of the Board made on ########, the Board granted the Restricted Stock Unit award provided for herein to the Participant, such grant to be effective the Grant Date and subject to the terms set forth herein;
     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:
1.	Equity Incentive Plan
The grant by the Company to the Participant of Restricted Stock Units by this Agreement is made pursuant to the terms and conditions of the Plan. This Agreement and the terms and conditions of the grant of Restricted Stock Units are subject in all respects to the terms and conditions of the Plan, which is made a part of this Agreement. The Participant, by acceptance of this Agreement, agrees to be bound by the Plan (and any regulations that may be established under the Plan) and acknowledges receipt of a copy of the Plan and this Agreement. Terms that are defined in the Plan and not otherwise defined in this Agreement shall have the same meaning when used in this Agreement as in the Plan.
2.	Grant of Restricted Stock Units
The Company hereby grants to the Participant, effective as of the Grant Date, #### Restricted Stock Units (defined in the Plan and this Agreement as “Restricted Stock Units” or individually as a “Restricted Stock Unit”), subject to the terms and conditions of this Agreement and the Plan.
3.	Vesting
Unless otherwise set forth in this Agreement, the Restricted Stock Units shall vest:
(a)	as to one third (1/3) on the first anniversary of the Grant Date;

(b)	as to one third (1/3) on the second anniversary of the Grant Date; and

(c)	as to one third (1/3) on the third anniversary of the Grant Date.
4.	Restrictions
(a)	No portion of the Restricted Stock Units or rights granted hereunder may be sold, exchanged, transferred, assigned, pledged, hypothecated, or otherwise encumbered or disposed of by the Participant, whether voluntarily, involuntarily or by operation of law (collectively, “Prohibited Dispositions”) until such portion of the Restricted Stock Units becomes vested and are paid out in accordance with Section 6 of this Agreement.

(b)	If the Participant ceases to be employed by the Company for any reason whatsoever before all of the Restricted Stock Units have vested in accordance with Section 3, then the vesting of all Restricted Stock Units shall stop immediately upon the Termination Date, and the balance of the Restricted Stock Units subject to the provisions of this Agreement which have not vested as of the Termination Date shall be forfeited automatically without further notice to the Participant and no compensation shall be paid therefore.
5.	Issuance of Common Shares
As soon as reasonably practicable after Restricted Stock Units become vested as described in Section 3, the Company shall register the name of the Participant as the owner of the Common Shares with respect to which the vested Restricted Stock Units relate and subject to applicable withholding of taxes, deliver one or more unlegended stock certificates in respect of the Restricted Stock Units to the Participant. Notwithstanding any other provision of this Agreement, all amounts payable to, or in respect of, the Participant in respect of Restricted Stock Units shall be paid within three (3) years following the end of the year in which the Restricted Stock Units were granted.
6.	Rights as a Stockholder — Dividends
The Participant shall not have any rights or be entitled to exercise any voting rights, receive dividends, or have or be entitled to any other rights as a shareholder in respect of any Restricted Stock Units, other than the right to receive such Common Shares upon the vesting of the Restricted Stock Units.
7.	Distributions and Adjustments
If there is any change in the number or character of the Common Shares (through merger, consolidation, reorganization, recapitalization, stock split, stock dividend, or otherwise), prior to the vesting of the Restricted Stock Units, the Participant shall receive such number and type of securities or other consideration on the same basis and at the same time as other shareholders, provided that such securities or other consideration shall be subject to the same vesting provisions, if any, as the Restricted Stock Units to which such securities or other consideration relate.
8.	Beneficiary
The Participant may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Company and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.
9.	General Matters
(a)	Restricted Stock Units are not transferable or assignable

(b)	This Agreement is not an employment contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on the Participant’s part to continue to work for the Company (or any subsidiary of the Company), or of the Company (or any subsidiary of the Company) to continue to employ the Participant.

(c)	This Agreement and the Plan constitute the entire agreement between the parties relating to the grant of Restricted Stock Units to the Participant herein and supersedes all prior communications, representations and negotiations in respect thereto provided that, for greater certainty, in the event of any inconsistencies as between this Agreement and the Plan, such matters shall be governed by the terms and provisions of the Plan.

(d)	For the grant of the Restricted Stock Units to be effective, this Agreement must be executed by the Participant and returned to the Company.

(e)	The Participant acknowledges that the Company may be required to disclose to the securities regulatory authorities, the Exchange or other regulatory authorities duly authorized to make such request, the name, address and telephone number of the Participant, the number of Restricted Stock Units granted, and if required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, the Exchange or other regulatory authority, it will, in a timely manner, execute, deliver, file and otherwise assist the company in filing, such reports, undertakings, and other documents with respect to the Restricted Stock Units as may be required or requested by the Company to enable the Company to comply with applicable securities legislation, regulations, rules, policies or orders or the requirements of any securities commission or other regulatory authority or the Exchange.

(f)	Time shall be of the essence of this Agreement.

(g)	This Agreement shall be governed by the laws of the Province of Alberta. The parties agree that any disputes under this Agreement shall be resolved by the courts of Alberta and each of the parties irrevocably attorn to the non-exclusive jurisdiction thereof with respect to all such matters and the transactions contemplated herein.

(h)	The Participant acknowledges that neither the Plan or this Agreement restricts the Company’s ability to conduct its business (including, but not limited to, such decisions as transactions with related parties, new product development efforts, cancellation of existing products, mergers and acquisitions, or corporate dissolution) regardless of the effect those decisions may have on the value of Restricted Stock Units.
The Company and the Participant have executed this Agreement on the ~ day of ~, 2007, to be effective on the Grant Date.
NUCRYST PHARMACEUTICALS CORP.

By:

	#######	Participant